Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Michael H. Gersie, Executive Vice President and Chief Financial Officer of Principal Financial Group, Inc., certify that (i) the Form 10-Q for the quarter ended September 30, 2005 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q for the quarter ended September 30, 2005 fairly presents, in all material respects, the financial condition and results of operations of Principal Financial Group, Inc.

/s/ Michael H. Gersie
Michael H. Gersie
Executive Vice President and Chief Financial Officer
Date: November 2, 2005

106